UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On September 1, 2017 (the “Effective Date”), the Company entered into a three-year employment agreement (the “Employment Agreement”) with Bruce Davis, its Chairman of the Board and Chief Executive Officer. Mr. Davis’ previous employment agreement, dated November 1, 2014, which would expire on October 31, 2017, is superseded by the new Employment Agreement. The new Employment Agreement provides for a salary of $740,000 per year commencing on the Effective Date, which will be increased by 3% on each anniversary of the Effective Date. Under the terms of the Employment Agreement, on September 1, 2017, the Company granted Mr. Davis 60,000 shares of time-based restricted stock and 200,000 stock options. The restricted stock and options will vest in twelve equal quarterly installments from their date of grant.. The Employment Agreement requires two additional stock option grants to Mr. Davis of 100,000 options each, to be granted effective each anniversary of the Effective Date in 2018 and 2019, vesting in twelve equal quarterly installments from the effective dates of each grant. The vesting of the restricted stock and options may be accelerated, under specified circumstances. The restricted stock and options are subject to the terms and conditions of the Company’s 2008 Incentive Plan, except as to vesting and certain other terms as set forth in the Employment Agreement. Mr. Davis remains eligible for the Company’s standard benefits programs at the levels that are made available to similarly situated executives at the Company.

If, other than in connection with a Change of Control, the Company terminates employment with Mr. Davis other than for Cause, or Mr. Davis terminates employment with the Company for Good Reason, as each of these terms is defined in the Employment Agreement, then, under the terms of the Employment Agreement, Mr. Davis is eligible to receive: (i): accelerated vesting of unvested stock options and restricted stock that would have vested or become exercisable within two years from the date of termination; (ii) continuation of salary for two years from the date of termination; and (iii) continuation of coverage under the Company’s health care plans for the shorter of two years or Mr. Davis’ eligibility for continuation coverage under the Company’s health plans. If, within 18 months following a Change of Control, the Company terminates employment with Mr. Davis other than for Cause, or Mr. Davis terminates employment with the Company for Good Reason, then, under the terms of the Employment Agreement, Mr. Davis is eligible to receive: (i) accelerated vesting of all of his unvested stock options and restricted stock; (ii) continuation of salary for two years from the date of termination; and (iii) continuation of coverage under the Company’s health care plans for the shorter of two years or Mr. Davis’ eligibility for continuation coverage under the Company’s health plans. Receipt of the specified termination benefits are conditioned upon compliance with various noncompetition and non-solicitation provisions provided for in the Employment Agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, effective as of September 1, 2017, between Digimarc Corporation and Bruce Davis.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 6, 2017

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, effective as of September 1, 2017, between Digimarc Corporation and Bruce Davis.